Exhibit 10.8

2-077

Contract No.: 0076692

GURANTEE CONTRACT

(Applicable to the Guarantee provided by Natural Person)

Guarantor: Yu Dong

Creditor: Bank of Beijing Company Limited Chaowai Branch

GUARANTEE CONRACT

A. Parties to the Contract
1. Creditor (“Bank of Beijing”):
Bank of Beijing Company Limited Chaowai Branch
Person-in-Charge: Gu Mingqi
Mailing Address: 20 Chaowai Dajie Chaoyang District, Beijing 100020
Telephone: Fax: Customer Service Hotline:
2. Guarantor:
Name: Yu Dong Sex:
ID Type and No.: Identification Card Home Telephone:
Mobile Phone: Office Telephone: Fax:
Domicile: Room 1, F /10, Building 14, Dongdaqiao Road, Chaoyang District, Beijing
Address/Place of Residence: Beijing
Mailing Address: F/18, Poly Plaza, 14 Dongzhimen Nandajie, Dongcheng District, Beijing 100027
Work Unit and Address: Beijing Bona Film Culture Communications Co., Ltd.
B. Guaranteed Master Contract
Contract Name: General Credit Facility Grant Contract Contract No.: 0076692
Obligor: Beijing Bona Film Culture Communications Co., Ltd.
The Guarantor hereby represents that it is the Obligor’s ☐ spouse ☐ parents and children ☐ colleague others: shareholder.
W. Enforcement Notarization
Whether this Contract is subject to enforcement notarization: Yes, within 30 days after the execution hereof ☐x No.
X. Special Agreements
x
Y. Acknowledgement by Guarantor

The Guarantor hereby acknowledges: it has received and read the so-called “Terms and Conditions of the Guarantee Contract” attached hereto as Exhibit I and other relevant documents, Bank of Beijing has made detailed explanation and description of all terms and contents of this Contract to the Guarantor, and the Guarantor has read and fully understood all contents of this Contract. The execution by the Guarantor under Section Z acknowledges that it has fully agreed to and accepted all terms and conditions of this Contract (including Exhibit I and other exhibits), has no query, objection or challenge to all terms and content hereof, and has clearly and accurately understood the legal meaning of the provisions concerning the parties’ rights, obligations and liabilities.

Z. Execution of the Contract
Bank of Beijing hereby confirms its full agreement	The Guarantor hereby confirms its full agreement

to and acceptance of this Contract: Bank of Beijing Company Limited Chaowai Branch (Seal) Person-in-Charge/Authorized Representative:		to and acceptance of this Contract, as well as its willingness to provide a joint and several guarantee to the Obligor:
(Signature)		Guarantor:	Yu Dong (Signature)
The Obligor hereby confirms its full agreement to and acceptance of this Contract:		This Contract was entered into this September 15 day of 2010 by and among the parties at Bank of Beijing.
Obligor:	Yu Dong

Exhibit I: Terms and Conditions of the Guarantee Contract

Exhibit I to the Guarantee Contract:

TERMS AND CONDITIONS OF THE GUARANTEE CONTRACT

These TERMS AND CONDITIONS OF THE GUARANTEE CONTRACT (this “Contract”) is an integral part of the Guarantee Contract, and together with other provisions and exhibits hereof, constitute a legal document of the rights and obligations between Bank of Beijing and Guarantor set forth herein.

1.     Definitions and Interpretation

As used in this Contract, unless the context otherwise requires, the following terms shall have the following meanings:

PRC Laws: shall mean any law, administrative regulation, judicial interpretation of the Supreme People’s Court and rule, ordinance and order of the financial regulatory authorities of the People’s Republic of China.

Business Day: shall any day Bank of Beijing is open for general corporate banking business.

2.     Term for Performance of Debt by the Obligor under the Master Contract

The term for performance of debt by the Obligor under the Master Contract is set forth in the Master Contract. In the event of any early maturity of debt as provided in the Master Contract, the date on which such early maturity occurs shall be the expiration date of debt performance.

3.     Scope of Guarantee

The scope of guarantee provided by the Guarantor under this Contract shall be all obligations of the Obligor incurred under the Master Contract set forth in Section B hereof, including, but not limited to, the main credit’s principal, interest, default interest, penalty interest, compound interest, liquidated damages, compensation, damages, and expenses to realize the creditor’s rights and guarantee rights (including, but not limited to, attorney’s fees, auction/sale/appraisal fees, investigation and evidence collection fees and travel expenses, actually incurred) and other sums payable.

4.     Form and Term of Guarantee

The form of the guarantee hereunder shall be a joint and several liability guarantee. The term of the guarantee hereunder shall be two (2) years from the expiration date of the debt performance as determined in accordance with the Master Contract. If the specific businesses under the Master Contract have different debt due dates, then prior to the last debt due date, with respect to each debt that has becomes due but has not been performed in full in a timely manner, on each due date of each other debt after the due date of such debt, it shall be automatically deemed that Bank of Beijing has requested the Obligor and the Guarantor to perform such debt and bear the guarantee liability with respect to such debt on such date again.

5.     Property to Secure the Guarantee Liability

5.1          The property of the Guarantor to secure the guarantee liability includes all of the following: (i) personal assets and rights of the Guarantor, including part of the jointly owned property that belongs to the Guarantor; (ii) assets and rights of any other party (including, without limitation, the Guarantor’s spouse, parents and children) which the Guarantor has the right to dispose of as agent, joint owner (provided, however, that the property necessary to maintain the minimum living standards of the Guarantor itself and its family members is excluded); provided further that, without the prior written consent of Bank of Beijing, any act by any unit or person to limit or restrain the Guarantor’s right of disposal set forth above or to limit or restrain the Guarantor’s creation of the guarantee hereunder in any way (such as by contract/agreement/covenant) shall be invalid, and shall not be bind upon Bank of Beijing.

5.2          The Guarantor hereby warrants to Bank of Beijing: it has obtained the consent of other property joint owners and principals to secure the property set forth in the immediately preceding paragraph against the guarantee hereunder, and its execution of or affixation of seal to this Contract shall be deemed to be the execution of contract by it as an agent on behalf of other property joint owners and principals.

6.     Amendment to the Master Contract

6.1          Except for extension of the term for the principal obligation by the Obligor and Bank of China (other than the relevant extension of expiration date as a result of any delay of the term commencement date or the extension as a result of any rest day or public holiday) or increase of the principal amount of the principal obligation by agreement, no amendment to the Master Contract shall require the consent of or notice to the Guarantor; provided, however, that the Guarantor shall have the right to be informed by the Obligor of any amendment to and implement of the Master Contract at any time.

6.2          In the event of any extension of the term for the principal obligation as agreed by Bank of China and the Obligor or any increase of the principal amount of the principal obligation by agreement in violation of Section 6.1, without the express or implied consent of the Guarantor (in advance or not), the Guarantor shall have the right to refuse to bear the guarantee liability for the increased part of the obligation, and remain to be liable pursuant to this Contract for the obligation under the Master Contract as if such amendment had not been made.

7.     Covenants and Warranties

In addition to the covenants and warranties made in other provisions hereof, the Guarantor hereby covenants and warrants to Bank of Beijing as follows:

(1)           The Guarantor has full capacity for civil rights and civil conduct, and has the qualification and power to enter into and perform this Contract;

(2)           The Guarantor’s address and place of residence is the same as the domicile set forth in Section A hereof. In the event of any difference between the place of residence of the Guarantor and the address indicated on its ID certificate, the Guarantor has explained and filled out its detailed address of place of residence in Section A.

(3)           The execution and performance of this Contract by the Guarantor do not violate any applicable law, regulation, rule, administrative order or effective judicial decision/arbitration award binding upon it, or any contract, agreement or covenant binding upon it, nor infringe any legal right of any third party;

(4)           With respect to all assets owned by the Guarantor and jointly owned by it with others and which it has the right to dispose of (including personal property and real property, and the motor vehicles and vessels that have gone through the title registration shall be deemed to be real property), rights (the intellectual property shall be deemed as real property) and the liabilities incurred by the Guarantor (including contingent liabilities) and bank accounts (including banks, bank accounts and deposit balance, etc.), the Guarantor has made a detailed explanation and submitted all documents, certificates and other materials to Bank of Beijing, and the Guarantor warrants that all of the foregoing explanation and materials are true, legal, complete and valid, with no concealing, false, fraud or misleading information.

(5)           As of the date of this Contract and until the date on which this Contract has been fully performed, there has been no criminal/administrative/civil action, mediation, arbitration, administrative penalty or other dispute with respect to the Guarantor that would have an adverse effect on the execution or performance of this Contract by the Guarantor;

(6)           Prior to the termination of this Contract, without the prior formal express written consent of Bank of Beijing, the Guarantor shall not transfer, convey, rent, lend, contract, hold in custody, encumber, entrust or otherwise dispose of any of its assets or rights, provided that any disposal of any personal property or right less than five percent of the principal amount of the principal obligation under the Master Contract, individually or in the aggregate, shall not require prior consent of Bank of Beijing;

(7)           Prior to the termination of this Contract, the Guarantor shall give thirty-day written notice to Bank of Beijing with respect to any change in its name, domicile, place of residence, mailing address, postcode, home telephone, work unit telephone, mobile number, fax number or other personal information (collectively, “Personal Information”);

(8)           The Guarantor fully understands and agrees to the terms and contents of the Master Contract, and confirms that it is jointly liable for its covenants and other obligations and liabilities of the Obligor under the Master Contract;

(9)           Upon awareness of any occurrence or likely occurrence of any fact which would or could jeopardize Bank of Beijing’s rights under the Master Contract or this Contract, including, but not limited to, any breach, winding-up or bankruptcy of the Obligor, the Guarantor shall endeavor to take remedial measures and promptly notify Bank of Beijing;

(10)         In the event that Bank of Beijing requests the Guarantor to service the debt or perform other obligations pursuant to this Contract, the Guarantor shall immediately perform its guarantee obligation.

8.     Assumption of Liabilities

8.1          If the Guarantor dies, disappears, or becomes subject to limitation on or loss of capacity for civil conduct, Bank of Beijing may take the measures set forth herein, and request its successor, receiver, custodian to perform the liabilities hereunder.

8.2          If the Obligor under the Master Contract performs all debts thereunder when due, the Guarantor shall no longer bear the guarantee liability hereunder.

9.     Breach and Deduction

9.1          Upon occurrence of one or more of the following, the Guarantor shall be deemed to be in breach:

(1)           The Guarantor fails to fully and properly perform any of its covenants, guarantees, obligations or liabilities under this Contract;

(2)           The Obligor fails to fully and properly perform any of its covenants, guarantees, obligations or liabilities under the Master Contract, or any other event of breach under the Master Contract occurs;

(3)           The Guarantor is handling exit procedures or departing from mainland China which Bank of Beijing believes would have an adverse effect on the performance of this Contract;

(4)           Any change in marital relationship, support/maintenance/adoption relationship and/or dispute or event involving property settlement on the part of the Guarantor which would have an adverse effect on its ability to pay debts has occurred;

(5)           The Guarantor is dead or declared to be dead, disappears or is declared to disappear, or becomes a person with limited or no capacity for civil conduct;

(6)           The Guarantor fails to perform its obligations with respect to any other loan, guarantee, indemnification, covenant or other debt when due, or is subject to litigation/litigation or enforcement, which Bank of Beijing believes, has had or would have an adverse effect on the Guarantor’s ability to perform this Contract;

(7)           The Guarantor indicates expressly or through its behavior that it will not perform the obligations hereunder;

(8)           Any other event or act which would have an adverse effect on the creditor’s rights of or guaranteed rights Bank of Beijing;

9.2          In the event of any breach of this Contract by the Guarantor, Bank of Beijing shall have the right to hold the Guarantor responsible for the breach.  Bank of China shall also have the right to deem it as a material breach of the Master Contract by the Obligor, and declare at any time that all or part of the obligations (as determined by Bank of Beijing) to become due immediately, requesting the Obligor to perform such obligations immediately and the Guarantor to bear the guarantee liabilities. In addition, Bank of Beijing shall be entitled to request the Obligor and/or the Guarantor to bear other liabilities, such as payment of the penalty interest, default interest and compound interest, liquidated damages, indemnification and damages, in accordance with the PRC Law, this Contract and/or the Master Contract.

9.3          In the event that any obligation or liability of the Guarantor becomes due and payable, Bank of Beijing shall have the right to deduct directly from any account opened by the Guarantor with any business unit of Bank of Beijing to perform such obligation, and to dispose of any property or right in which the Guarantor has the ownership, right of disposal or the right to receive income as possessed or held in custody by any unit of Bank of Beijing, and use the proceeds therefrom to perform such obligation.

9.4          Any amount received by Bank of Beijing from any exercise of guarantee rights under this Contract, shall be settled against the creditor’s rights of Bank of Beijing in the following order: (i) expenses in connection with realization of the creditor’s rights and guarantee rights; (ii) damages and indemnification; (iii) liquidated damages; (iv) compound interest and penalty interest; (v) default interest; (vi) interest; (vii) principal; (viii) other sums payable; provided, however, that Bank of Beijing shall have the right to unilaterally change the order of settlement set forth above.

10.  Severability.

The validity of this Contract shall be independent from the Master Contract, other guarantees and any contract/agreement/covenant under the Master Contract, and any other contract/agreement/covenant. This Contract shall not be affected by the existence, validity, termination, revocation or enforcement of the latter. Any extension, tolerance, waiver or release by Bank of China under the latter shall not affect the performance this Contract. For the avoidance of doubt, the Guarantor further confirms that: even if there is any other guarantee, insurance or similar guarantee arrangement under the Master Contract, the Guarantor shall still bear joint guarantee liability for all obligations of the Obligor under the Master Contract, and the Guarantor’s guarantee liabilities under this Contract shall neither be mitigated or released as a result thereof, nor become subject to any claim, action/arbitration, enforcement application against the Obligor and/or any other third party.

11.  Notarization.

If required by Section W of this Contract, the Guarantor shall, during the term requested by Bank of Beijing, handle the notarization matters set forth above with Bank of Beijing at the notarization agency selected by Bank of Beijing, and the Guarantor shall bear the notarization expenses. The parties agree that this Contract shall be enforceable upon notarization. At that time, if the rights of Bank of Beijing under this Contract and/or the Master Contract has not been fully performed when due, Bank of Beijing shall have the right, by virtue of this

Contract, the Master Contract, records of the performance situation of the Obligor as presented by Bank of Beijing, to directly apply for the enforcement certificate, and to apply to the competent people’s court for enforcement, so as to realize the rights of Bank of Beijing under this Contract.

12.  Information Disclosure and Inquiry.

The Guarantor agrees that Bank of Beijing shall have the right to, as required by the PRC Law and requirements of financial regulatory authorities or credit information agencies, save the information relating to this Contract and other information provided by the Guarantor to inter-bank credit consultation system, credit information system and other database set up in accordance with law for the inquiry and use by properly qualified units/individuals. In the event of any breach by the Guarantor under this Contract, Bank of Beijing shall have the right to decide to disclose the breach of the guarantor, based on the breach situation thereof, and provide the relevant information to the collection agencies for purposes of collecting the sums owed from the Guarantor.

13.  Notices.

13.1        Notices or documents delivered by Bank of Beijing hereunder shall be deemed to have been received: on the date of receipt by the addressee or its agent, if delivered in person or by designee; the day after the mailing date, if delivered by express mail service, intra-city (including urban and suburban areas) registered mail. In the event that the date of receipt determined as described above is different from the actual receipt date or the formal acknowledgement date of the addressee, the date whichever is earlier shall be deemed to be the date of receipt.

13.2        In the event of any failure by the Guarantor to perform its notice obligation under this Contract upon change in its personal information, any notice or document delivered by Bank of Beijing based on the Guarantor’s information set forth herein, upon its delivery, shall be deemed to have been effectively received and acknowledged by the Guarantor on the day after the delivery date.

14.  Assignment.

14.1        Without the prior written formal consent of Bank of Beijing, neither the Guarantor nor the Obligor shall not, individually or jointly, transfer any of rights or obligations under the Master Contract and/or this Contract to any third party, or create any lien or trust on its rights.

14.2        Bank of Beijing shall have the right to unilaterally transfer its rights under the Master Contract and this Contract to any third party, or create any lien and/or trust thereon; provided, however, that Bank of Beijing shall make an announcement on public media or notify the Guarantor in writing of such transfer. Bank of Beijing may take any action set forth above does not require the consent of the Guarantor, and the Guarantor shall continue to be liable to Bank of Beijing and its assigns and beneficiaries pursuant to this Contract.

15.  Governing Law and Dispute Resolution.

This Contract shall be governed by the PRC Law. All disputes in connection with this Contract shall be governed by the people’s court of the place where Bank of Beijing is located.

16.  Miscellaneous.

16.1        In the event of any inconsistency between the special agreements made by the Guarantor and Bank of Beijing in Section X hereof and other provisions of this Contract, the special agreements set forth in Section X shall prevail.

16.2        Bank of Beijing and the Guarantor shall have the right to modify, supplement or terminate this Contract through consultation, without the consent of the Obligor, and such modification, supplement or termination shall become effective without any notice.

16.3        This Contract constitutes the entire agreement between the Guarantor and Bank of Beijing with respect to this Contract and the subject matter hereof, and supersedes all contracts, instruments, agreements,  covenants, representations and warranties, both written and oral, made by the parties prior to the execution of this Contract; provided, however, that the applications, covenants, warranties, representations and warranties made by the Guarantor to Bank of Beijing for purposes of entering into this Contract with Bank of Beijing prior to the execution of this Contract shall remain binding upon the Guarantor.

16.4        In the event that any provision or content of this Contract has been revoked or held invalid in accordance with law, the remaining provisions and contents shall not be affected and shall remain valid.

16.5        Prior to the full settlement of the creditor’s rights of Bank of Beijing, in the event of any breach by the Obligor and/or the Guarantor, such as overdue payment or delay, no tolerance, extension or delay in exercise of rights granted by Bank of Beijing shall have any damage, effect or limitation on any right to which Bank of Beijing is entitled as the Creditor, and it shall neither be interpreted as any permission by Bank of Beijing of any breach, nor operate as a waiver by Bank of Beijing of any right to take actions against such breach for the time being or in the future.

16.6        The heading of each provision hereof is for reference only, and it shall neither be construed as part of this Contract, nor limit or affect the content or interpretation of such provision.

16.7        If the number of natural persons on the part of the Guarantor are more than two (inclusive), then the natural persons shall be severally and jointly responsible for all covenants, warranties, obligations and liabilities hereunder, and any breach by any nature person shall deemed to be a breach by all natural persons. Moreover, all natural persons shall be agents for each other, the consent, acceptance or acknowledgement by any natural person shall be deemed as the consent, acceptance or acknowledgement of all natural persons.

16.8        This Contract shall become effective after being signed by the Guarantor in Section Z hereof and being signed and sealed by the person-in-charge/authorized representative of Bank of Beijing in Section Z hereof. This Contract shall be executed in three original copies

(or with an additional copy to be delivered to the notarization agency if notarization is required.), with each of Bank of Beijing, the Guarantor and the Obligor holding one copy of equal validity.

[End of full contents of the Terms and Conditions of the Guarantee Contract attached to the Guarantee Contract as Exhibit I]

Bank of Beijing

Enforcement Notarization Agreement

No: 0076692

4-059

C08991

Party A (Customer): Yu Dong

Contact:

Title:

Telephone:

Fax:

Postcode: 100027

Address: F/18, Poly Plaza, 14 Dongzhimen Nandajie, Dongcheng District, Beijing

Party B (Creditor): Bank of Beijing Company Limited Chaowai Branch

Contact:  Che Yanchao

Title: Assistant to Chief of Branch

Telephone: Fax:

Postcode: 100020

Address: 20 Chaowai Dajie, Chaoyang District, Beijing

WHEREAS, Party A and Party B have agreed to enter into the contract set forth in Article 1 hereof; and in order to ensure Party B’s timely realization of its rights and interests thereunder, Party A and Party B mutually agree to grant enforceability to such contract. NOW, THEREFORE, upon consultation and agreement, on the basis of equality and free will, Party A and Party B hereby enter into the following for mutual observance:

Article 1  Party A and Party B of their own will and accord apply to have the following particular instrument evidencing creditor’s claims (“Relevant Contract”) subjected to enforceability-granting notarization (“Enforcement Notarization”):

Contract Name:  Guarantee Contract

Contract No.:  0076692

Contract Date: September 15, 2010

Party A and Party B have no objections as to the amounts of the claims and debts and their term and other details set out in the Relevant Contract.

Article 2  Party A and Party B agree to apply for and complete the Enforcement Notarization hereunder with Beijing Fangyuan Notary Public Office (or such other notary public office as may be agreed by their respective representatives by affixing their signatures,  “Notary Office”). The notarization fee shall be borne by Party A and shall be based on the standards fixed by the Notary Office.

Article 3  Party A and Party B hereby represent and warrant to each other and to the Notary Office that: (1)  it has the qualification and capacity to enter into and perform this agreement and has obtained or completed any requisite internal and external authorizations, consents or filings to ensure that this agreement is legally binding on it; (2) the person executing this agreement on its behalf has been fully authorized and is empowered to enter into this agreement on its behalf; and (3) it has obtained full knowledge of the provisions of relevant laws, regulations, administrative rules and industry rules related to notarization in general and Enforcement Notarization in particular, has fully known and understood the implication, content and procedures, risks and liabilities, and other legal consequences arising from enforceability-granting notarization of a contractual instrument; and on such basis, it voluntarily proceeds to effect the Enforcement Notarization.

Article 4  Party A and Party B hereby confirm that the Relevant Contract shall become capable of enforcement immediately upon notarization. If the rights and interests of Party B cannot be timely and fully realized by the time of expiry of the performance term of the Relevant Contract (including expiry of the contractual term; expiry of the statutory term, or accelerated expiry of the contractual or statutory term), or if there arises any circumstance set out in the Relevant Contract under which Party B may exercise its contractual rights, Party B shall then, without notice to Party A, have the right to directly apply to the Notary Office to have the enforcement certificate issued by showing the Relevant Contract, the Enforcement Notarization certificate, the record on the coming into being of the creditor’s claims and the record on contract performance (both of which are to be issued by Party B) and shall further have the right to file an enforcement motion with the competent People’s Court on the strength of such enforcement certificate. Party A hereby undertakes that it will voluntarily and unconditionally accept such enforcement.

Article 5  Party A and Party B hereby confirm that: Upon performance of relevant obligations under the Relevant Contract, Party A shall be obligated to submit, with 2 Business Days of such performance,  a photocopy of the debt satisfaction certificate obtained by it from Party B (e.g. repayment certificate) (affixed with the seal of Party A) to the Notary Office (Address and Postcode:  F/5, INN Building, 5 Dongshuijin Alley, Chaonei Dajie, Dongcheng District, Beijing 100010; Addressee: Notary Wang Ruilin; Tel: 85197505; Fax: 85197550;  the Notary Office may change the foregoing contact information by an announcement published on its website or by a notice to Party A) for record.  The Notary Office may then, without notice to Party A, verify in conjunction with Party B the debt satisfaction certificate (if any) so submitted by Party A and will treat the verification result as the factual basis with which to assess whether Party A has fully satisfied its debts under the Relevant Contract and to issue the enforcement certificate together with details of the scope of debts subjected to enforcement.  If Party A fails to timely submit an adequate debt satisfaction certificate or if the debt satisfaction certificate submitted by it contains formal or substantive deficiencies or defects or is not

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recognized by Party B, the Notary Office shall be entitled to form its independent judgment on the basis of the contract performance record submitted by Party B and Party A shall bear relevant risks and adverse consequences.

Article 6  Party A and Party B confirm that: The legal consequences arising from the Relevant Contract being granted enforceability shall extend to the Relevant Contract itself, the annexes thereto and other integral parts thereof, as well as any valid amendments and supplements thereto in effect from time to time (irrespective of whether such amendments or supplements have arisen automatically from contractual provisions or the provisions of laws and regulations applicable to the Relevant Contract, or have arisen from the mutual agreement of the two parties, or the exercise by a party of any contractual or statutory rights).

Article 7 If the Notary Office deems it necessary to contact Party A, it may make such contact by way of telephone, fax, letter or otherwise in accordance with the contact information set out in the preamble hereof or such contact information as then deemed valid by the Notary Office (e.g. Party A’s then registered address, legal representative or actual office or place of business) or by face-to-face inquiry. Party A shall timely inform the Notary Office of any change to its contact information. Otherwise, the Notary Office shall have the right to treat its contact information as un-changed.

Article 8  If any provision or term of this agreement is legally struck down or found invalid, the validity of the remaining provisions or terms shall not be affected. Such remaining provisions or terms shall remain in full force and effect.

Article 9  This agreement is an integral part of the Relevant Contract and constitutes a schedule thereto. This agreement prevails over the dispute resolution provisions of the Relevant Contract.  In the event of any conflict between the Relevant Contract and this agreement, this agreement shall control. Party B shall always have the right to file the application for the issuance of the enforcement certificate and the application for enforcement, irrespective of whether it has brought lawsuit or arbitration proceedings under the Relevant Contract. Party A shall not bring any lawsuit or arbitration proceedings under the Relevant Contract to oppose or prevent Party B’s applications for the enforcement certificate and for enforcement.

Article 10   This agreement is entered into on this day of September 15, 2010 at the domicile of Party B. This agreement shall become effective upon execution by both parties. This agreement shall be made in three copies. Party A, Party B and the Notary Office shall each hold one copy. All of the copies shall have the same force and effect.

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Party A: Yu Dong (seal)

Legal Representative:                                       (signature of Yu Dong)

(or authorized representative)

Party B: Bank of Beijing (seal)

Legal Representative:                                       (signature)

(or authorized representative)

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